Exhibit 23.1

Dohan and Company                         7700 North Kendall Drive, 200

Certified Public Accountants              Miami, Florida     33156-7564

A Professional Association                Telephone      (305) 274-1366

                                          Facsimile      (305) 274-1368

                                          E-mail         info@uscpa.com

                                          Internet        www.uscpa.com

                    CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Registration Statement on Form SB-2, Amendment No. 1 for Furio Resources, Inc. of our report dated July 1, 2004, relating to financial statements for the period from inception(February 19, 2004)to May 31, 2004 and to the reference to us as “Experts” in the Registration Statement.

                               /s/ Dohan and Company, P.A., CPA's

August 19, 2004

Member:

Florida Institute of Certified Public Accountants

American Institute of Certified Public Accountants - Private Companies

and SEC Practice Sections